Exhibit 77Q1(e)(1) to ACSAA 05.31.2010 NSAR

1.  Interim Investment Subadvisory Agreement with American Century
Investment Management, Inc. and American Century Global Investment
Management, Inc., effective as of February 16, 2010 (filed
electronically as Exhibit (d)(2) to Post-Effective Amendment
No. 27 to the Registrant’s Registration Statement on
February 22, 2010, File No. 33-79482 and incorporated
herein by reference).